Exhibit 99.1

Vonage Announces Strong Fourth Quarter and Full Year 2016 Results, Highlighted by 72% Growth in 2016 Vonage Business Revenue

•	2016 Consolidated Revenues of $956 Million, a 7% increase

•	Operating Income of $44 Million; Adjusted OIBDA of $160 Million, an 11% increase

•	Fourth Quarter Vonage Business Total Revenue of $111 Million, a 56% increase

•	Fourth Quarter CPaaS Revenue of $27 Million, a 43% pro-forma increase

•	Announced as Amazon Web Services launch partner for Amazon Chime; combination to bring unmatched productivity to Vonage Business users

Holmdel, NJ, February 14, 2017 - Vonage Holdings Corp. (NYSE: VG), a leading provider of cloud communications services for businesses, today announced results for the fourth quarter and full year ended December 31, 2016.
Consolidated Results
“In 2016, we utilized our strong cash flows to invest in our growth, including the strategic acquisition of Nexmo and significant investments in the Vonage Business sales infrastructure,” said Vonage CEO Alan Masarek.
“With these investments, we made great progress executing on our transformation and significantly advanced our strategy to become the Clear Leader in Cloud Communications. Through the integration of our UCaaS and CPaaS solutions, we have assembled the most comprehensive product offering in the global Cloud Communications market. This unique value proposition drives better outcomes for our business customers and deepens our customer relationships. At the same time, our team continues to deliver strong financial results. We generated consolidated revenue growth for the third consecutive year and the highest adjusted OIBDA in five years, driven by the successful optimization of our Consumer segment.”
For the full year 2016, Vonage reported revenue of $956 million, up from $895 million in the prior year. Income from operations was $44 million, down from $53 million in the prior year. Adjusted Operating Income Before Depreciation and Amortization (“Adjusted OIBDA”)1 was $160 million, an 11% increase over the prior year. GAAP net income was $18 million or $0.08 per share for the full year 2016, down from $23 million or $0.11 per share in 2015. Adjusted net income2 was $45 million or $0.21 per share, up from $39 million, or $0.18 per share in the prior year.
For the fourth quarter of 2016, Vonage reported revenue of $247 million, up from $230 million in the year ago quarter. Income from operations was $5 million, down from $8 million in the prior year quarter. Adjusted OIBDA for the fourth quarter was $37 million, up from $34 million in the year ago quarter. GAAP net income was breakeven, or $0.00 per share, down from $3 million in the prior year period, or $0.02 per share. Adjusted net income was $7 million or $0.03 per share, down from $8 million or $0.04 per share.
Additional Reporting Information
Consistent with Vonage’s continued transformation into cloud communications, the Company is providing more visibility into the financial trends in its Business and Consumer segments. The Company will report both revenue and cost of service for its Business segment, comprised of its Unified Communications as a Service (UCaaS) and Communications Platform as a Service (CPaaS) offerings, and for its Consumer segment, comprised of its legacy residential VoIP offerings. Vonage is reporting this additional information for the fourth quarter and full year 2016 and will continue reporting these metrics in the future.
Business Segment Results

•	Total Business revenue grew 56% year-over-year to $111 million in the fourth quarter of 2016; Full year revenue increased 72% year-over-year to $376 million.

•	Business service revenue was $92 million, a 69% increase from the fourth quarter of 2015; Full year service revenue was $302 million, up 77% from the prior year.

•	UCaaS revenue churn was 1.4% in the fourth quarter, flat sequentially and up from 1.1% in the year ago quarter.

•	UCaaS ending seats were 638,000, up from 542,000 seats in the year ago quarter, reflecting strong organic growth.

•
Announced by Amazon Web Services as a launch partner for Amazon Chime. This combination brings together the power of Vonage’s cloud voice communications capabilities with Amazon Chime, a web-conferencing and collaboration suite, to provide a scalable, enterprise-grade unified communications solution for Vonage Business customers.

•	The Vonage API Platform, formerly Nexmo, generated fourth quarter 2016 revenue of $27 million, a 43% pro-forma year-over-year increase.

•	The Vonage API Platform increased its registered developer count to 207,000, a 54% year-over-year increase.

•	Announced Kenny Wyatt as the Company’s new Chief Revenue Officer. Mr. Wyatt will set the global direction for sales and revenue across the Company’s UCaaS and CPaaS offerings.
Consumer Segment Results

•
Revenue in Consumer was $136 million in the fourth quarter, down 14% from the prior year’s quarter. Full year 2016 revenue was $579 million, down 14%, reflecting the Company’s decision to redeploy capital into the Vonage Business segment.

•	Consumer customer churn was 2.2% in the fourth quarter, in line with the year ago quarter.

•	Average revenue per line (“ARPU”) in Consumer Services was $26.11, down from $26.93 in the year ago period.

•	The Consumer segment ended the fourth quarter with 1.7 million subscriber lines.
Patent Portfolio
Vonage continues to develop innovative technologies and to protect its valuable intellectual property. The Company was granted a record 40 new patents in 2016, and as of December 31, 2016, the Company owned 146 U.S. patents, with nearly 200 U.S. patent applications pending.
Share Repurchase
Vonage repurchased 7.4 million shares for $33 million at an average price of $4.43 in 2016. This represents approximately one-third of the four-year, $100 million authorization the Company initiated in the beginning of 2015. The Company has repurchased 55.6 million shares for $181 million, at a highly accretive average price of $3.26, since the Company began repurchasing stock in August 2012. Vonage’s share repurchase program has provided strong returns for shareholders and it continues to be one of the key components of the Company’s capital allocation plan. The execution of the buyback program is subject to change as market conditions, M&A opportunities and capital allocation priorities warrant.
2017 Outlook
For full year 2017, Vonage expects the following:

•	Consolidated revenues in the range of $970 million to $985 million

•	Total Business revenue, which includes UCaaS and CPaaS, in the range of $487 million to $493 million

•	Consumer revenue in the range of $483 million to $492 million reflecting the Company’s continued focus on optimizing the business for profitability and cash flow

•	Consolidated Adjusted OIBDA of at least $165 million

•	Capex of approximately $40 million
Conference Call and Webcast
Management will host a webcast discussion of the fourth quarter, full year 2016, and other matters on Tuesday, February 14, 2017 at 8:30 AM Eastern Time. To participate, please dial (877) 359-9508 approximately 10 minutes prior to the call. International callers should dial (224) 357-2393.
The webcast will be broadcast live through Vonage's Investor Relations website at http://ir.vonage.com. A replay of the call and webcast will be available shortly after the conclusion of the call and may be accessed through Vonage's Investor Relations website at http://ir.vonage.com or by dialing (855) 859-2056. International callers should dial (404) 537-3406. The replay passcode is 63295132.

(1)	This is a non-GAAP financial measure. Refer below to Table 3 for a reconciliation to GAAP income from operations.

(2)	This is a non-GAAP financial measure. Refer below to Table 4 for a reconciliation to GAAP net income.

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(unaudited)			(audited)
Statement of Operations Data:
Revenues	$246,763	$248,359	$230,124	$955,621	$895,072

Operating Expenses:
Direct cost of telephony services (excluding depreciation and amortization of $7,211, $7,460, $6,724, $28,489, and $24,868, respectively)	88,768	87,377	68,513	321,373	261,768
Cost of goods sold	7,768	8,591	8,597	33,777	34,210
Sales and marketing	84,293	83,731	89,919	330,969	347,896
Engineering and development	7,607	8,075	6,921	29,759	27,220
General and administrative	34,043	27,538	29,897	123,304	109,153
Depreciation and amortization	19,070	18,018	17,979	72,285	61,833
	241,549	233,330	221,826	911,467	842,080
Income from operations	5,214	15,029	8,298	44,154	52,992
Other expense:
Interest income	14	19	24	79	89
Interest expense	(3,565)	(3,974)	(2,541)	(13,042)	(8,786)
Other (expense) income, net	(109)	(495)	(247)	(346)	(842)
	(3,660)	(4,450)	(2,764)	(13,309)	(9,539)
Income from continuing operation before income tax expense	1,554	10,579	5,534	30,845	43,453
Income tax expense	(1,553)	(1,501)	(2,128)	(12,938)	(18,418)
Income from continuing operations	1	9,078	3,406	17,907	25,035
Loss from discontinued operations	—	—	—	—	(1,615)
Loss on disposal, net of taxes	—	—	—	—	(824)
Discontinued operations	—	—	—	—	(2,439)
Net income	1	9,078	3,406	17,907	22,596
Plus: Net loss from discontinued operations attributable to noncontrolling interest	—	—	—	—	59
Net income attributable to Vonage	$1	$9,078	$3,406	$17,907	$22,655
Net income per common share - continuing operations:
Basic	$—	$0.04	$0.02	$0.08	$0.12
Diluted	$—	$0.04	$0.01	$0.08	$0.11
Net loss per common share - discontinued operations attributable to Vonage:
Basic	$—	$—	$—	$—	$(0.01)
Diluted	$—	$—	$—	$—	$(0.01)
Net income per common share - attributable to Vonage:
Basic	$—	$0.04	$0.02	$0.08	$0.11
Diluted	$—	$0.04	$0.01	$0.08	$0.10
Weighted-average common shares outstanding:
Basic	$218,375	$217,000	$213,864	$215,751	$213,147
Diluted	237,670	234,868	227,751	231,941	224,110

VONAGE HOLDINGS CORP.
TABLE 1. CONSOLIDATED FINANCIAL DATA - (Continued)
(Dollars in thousands, except per share amounts)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
	(unaudited)			(audited)
Statement of Cash Flow Data:
Net cash provided by operating activities	$21,757	$26,694	$46,105	$87,012	$129,731
Net cash used in investing activities	(2,836)	(5,751)	(14,413)	(190,733)	(152,696)
Net cash (used in) provided by financing activities	(23,125)	(12,666)	(33,622)	74,498	40,205
Capital expenditures, intangible assets, and development of software assets	(8,767)	(7,364)	(13,996)	(37,734)	(34,006)

	For the years ended December 31,
	2016	2015
	(audited)	(audited)
Balance Sheet Data:
Cash and cash equivalents	$29,078	$57,726
Marketable securities	601	9,908
Restricted cash	1,851	2,587
Accounts receivable, net of allowance	36,688	19,913
Inventory, net of allowance	4,116	5,542
Prepaid expenses and other current assets	29,176	15,659
Deferred customer acquisition costs	3,136	4,505
Property and equipment, net	48,415	49,483
Goodwill	357,916	222,106
Software, net	21,971	20,710
Debt related costs, net	2,333	2,053
Intangible assets, net	199,256	138,199
Total deferred tax assets, including current portion, net	191,368	226,572
Other assets	14,459	9,603
Total assets	$940,364	$784,566
Accounts payable and accrued expenses	$139,888	$138,925
Deferred revenue	32,892	33,456
Total notes payable and indebtedness under revolving credit facility, including current portion	318,874	210,392
Capital lease obligations	3,428	7,761
Other liabilities	3,985	5,291
Total liabilities	$499,067	$395,825
Total stockholders' equity	$441,297	$388,741

VONAGE HOLDINGS CORP.
TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA
(unaudited)

The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenues:
Service	$91,663	$86,662	$54,169	$301,877	$170,489
Product (1)	12,655	13,618	12,646	52,450	35,545
Service and Product	104,318	100,280	66,815	354,327	206,034
USF	6,193	6,029	4,134	22,025	12,993
Total Business Revenues	$110,511	$106,309	$70,949	$376,352	$219,027

Cost of Revenues:
Service (2)	$38,697	$34,858	$14,363	$111,485	$44,997
Product (1)	12,664	13,101	11,573	51,129	31,185
Service and Product	51,361	47,959	25,936	162,614	76,182
USF	6,193	6,029	4,152	22,036	13,022
Cost of Revenues	$57,554	$53,988	$30,088	$184,650	$89,204

Service margin %	57.8%	59.8%	73.5%	63.1%	73.6%
Gross margin % ex-USF (Service and product margin %)	50.8%	52.2%	61.2%	54.1%	63.0%
Gross margin %	47.9%	49.2%	57.6%	50.9%	59.3%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $5,013, $5,015, $4,310 for the quarters ended December 31, 2016, September 30, 2016 and December 30, 2015, respectively and $18,820 and $15,819 for the years ended December 31, 2016 and 2015, respectively.
The table below includes revenues and cost of revenues that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenues:
Service	$123,114	$128,167	$144,346	$522,515	$612,822
Product (1)	188	207	213	702	645
Service and Product	123,302	128,374	144,559	523,217	613,467
USF	12,950	13,676	14,616	56,052	62,578
Total Business Revenues	$136,252	$142,050	$159,175	$579,269	$676,045

Cost of Revenues:
Service (2)	$22,834	$24,972	$28,011	$100,054	$123,580
Product (1)	3,198	3,331	4,394	14,394	20,616
Service and Product	26,032	28,303	32,405	114,448	144,196
USF	12,950	13,676	14,616	56,052	62,578
Cost of Revenues	$38,982	$41,979	$47,021	$170,500	$206,774

Service margin %	81.5%	80.5%	80.6%	80.9%	79.8%
Gross margin % ex-USF (Service and product margin %)	78.9%	78.0%	77.6%	78.1%	76.5%
Gross margin %	71.4%	70.4%	70.5%	70.6%	69.4%
(1) Includes customer premise equipment, access, professional services, and shipping and handling.
(2) Excludes depreciation and amortization of $2,198, $2,445, $2,414 for the quarters ended December 31, 2016, September 30, 2016 and December 30, 2015, respectively and $9,669 and $9,049 for the years ended December 31, 2016 and 2015, respectively.

The table below includes key operating data that our management uses to measure the growth and operating performance of the business focused portion of our business:

Business	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenues (1)	$110,511	$106,309	$70,949	$376,352	$219,027
Average monthly revenues per seat (2)	$44.65	$45.50	$44.79	$44.94	$42.79
Seats (at period end) (2)	638,096	615,728	541,884	638,096	541,884
Revenue churn (2)	1.4%	1.4%	1.1%	1.4%	1.2%
Registered developers (3)	206,734	175,759	N/A	206,734	N/A
(1) Includes revenues of $26,541 and $23,909, respectively, of CPaaS revenue for the three months ended December 31, 2016 and September 30, 2016, and $58,148 for the year ended December 31, 2016.
(2) UCaaS only.
(3) CPaaS only.

The table below includes key operating data that our management uses to measure the growth and operating performance of the consumer focused portion of our business:

Consumer	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Revenues	$136,252	$142,050	$159,175	$579,269	$676,045
Average monthly revenues per line	$26.11	$26.36	$26.93	$26.43	$27.58
Subscriber lines (at period end)	1,711,366	1,767,212	1,940,825	1,711,366	1,940,825
Customer churn	2.2%	2.2%	2.2%	2.2%	2.3%

VONAGE HOLDINGS CORP.
TABLE 3. RECONCILIATION OF GAAP INCOME FROM OPERATIONS
TO ADJUSTED OIBDA AND TO ADJUSTED OIBDA MINUS CAPEX
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Income from operations	$5,214	$15,029	$8,298	$44,154	$52,992
Depreciation and amortization	19,070	18,018	17,979	72,285	61,833
Share-based expense	9,462	6,526	7,460	30,253	27,541
Acquisition related transaction and integration costs	(219)	(68)	71	4,863	2,610
Acquisition related consideration accounted for as compensation	6,813	6,655	—	16,780	—
Change in contingent consideration	(4,110)	(7,362)	—	(11,472)	—
Organizational transformation	—	2,435	—	2,435	—
Loss on sublease	744	—	—	744	—
Loss from discontinued operation, excluding income tax	—	—	—	—	(1,615)
Depreciation from discontinued operation	—	—	—	—	132
Net loss attributable to noncontrolling interest	—	—	—	—	59
Adjusted OIBDA	$36,974	$41,233	$33,808	$160,042	$143,552
Less:
Capital expenditures	$(6,166)	$(4,032)	$(7,745)	$(26,146)	$(17,323)
Intangible assets	$(50)	$—	$—	$(50)	$(2,500)
Acquisition and development of software assets	$(2,551)	$(3,332)	$(6,251)	$(11,538)	$(14,183)
Adjusted OIBDA Minus Capex	$28,207	$33,869	$19,812	$122,308	$109,546

VONAGE HOLDINGS CORP.
TABLE 4. RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO VONAGE TO
NET INCOME ATTRIBUTABLE TO VONAGE EXCLUDING ADJUSTMENTS
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Net income attributable to Vonage	$1	$9,078	$3,406	$17,907	$22,655
Amortization of acquisition - related intangibles	8,706	8,074	7,880	32,016	24,592
Acquisition related transaction and integration costs	(219)	(68)	71	4,863	2,610
Acquisition related consideration accounted for as compensation	6,813	6,655	—	16,780	—
Change in contingent consideration	(4,110)	(7,362)	—	(11,472)	—
Organizational transformation	—	2,435	—	2,435	—
Loss on sublease	744	—	—	744	—
Tax effect on adjusting items	(4,932)	(4,022)	(3,286)	(18,745)	(11,240)
Net income attributable to Vonage excluding adjustments	$7,003	$14,790	$8,071	$44,528	$38,617
Net income attributable to Vonage per common share:
Basic	$—	$0.04	$0.02	$0.08	$0.11
Diluted	$—	$0.04	$0.01	$0.08	$0.10
Weighted-average common shares outstanding:
Basic	218,375	217,000	213,864	215,751	213,147
Diluted	237,670	234,868	227,751	231,941	224,110
Net income attributable to Vonage excluding adjustments per common share, excluding adjustments:
Basic	$0.03	$0.07	$0.04	$0.21	$0.18
Diluted	$0.03	$0.06	$0.04	$0.19	$0.17
Weighted-average common shares outstanding:
Basic	218,375	217,000	213,864	215,751	213,147
Diluted	237,670	234,868	227,751	231,941	224,110

VONAGE HOLDINGS CORP.
TABLE 5. FREE CASH FLOW
(Dollars in thousands)
(unaudited)

	Three Months Ended			For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Net cash provided by operating activities	$21,757	$26,694	$46,105	$87,012	$129,731
Less:
Capital expenditures	(6,166)	(4,032)	(7,745)	(26,146)	(17,323)
Intangible assets	(50)	—	—	(50)	(2,500)
Acquisition and development of software assets	(2,551)	(3,332)	(6,251)	(11,538)	(14,183)
Free cash flow	$12,990	$19,330	$32,109	$49,278	$95,725

VONAGE HOLDINGS CORP.
TABLE 6. RECONCILIATION OF NOTES PAYABLE, INDEBTEDNESS UNDER REVOLVING CREDIT FACILITY, AND CAPITAL LEASES TO NET DEBT
(Dollars in thousands)
(unaudited)

	For the years ended December 31,
	2016	2015

Current maturities of capital lease obligations	$3,288	$4,398
Current portion of notes payable	18,750	15,000
Notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs	300,124	195,392
Unamortized debt related costs	1,064	1,108
Capital lease obligations, net of current maturities	140	3,363
Gross debt	323,366	219,261
Less:
Unrestricted cash and marketable securities	29,679	67,634
Net debt	$293,687	$151,627

About Vonage
Vonage (NYSE: VG) is a leading provider of cloud communications services for business. Vonage transforms the way people work and businesses operate through a portfolio of cloud-based communications solutions that enable internal collaboration among employees, while also keeping companies closely connected with their customers, across any mode of communication, on any device. Vonage's API Platform provides tools for voice, messaging and phone verification services, allowing developers to embed contextual, programmable communications into mobile apps, websites and business systems, enabling enterprises to easily communicate relevant information to their customers in real time, anywhere in the world, through text messaging, chat, social media and voice. The Company also provides a robust suite of feature-rich residential communication solutions. In 2015 and 2016, Vonage was named a Visionary in the Gartner Magic Quadrant for Unified Communications as-a-Service, Worldwide. Vonage has also earned the Frost & Sullivan Growth Excellence Leadership Award for Hosted IP and Unified Communications and Collaboration (UCC) Services. For more information, visit www.vonage.com.
Investor Contact: Hunter Blankenbaker 732.444.4926; hunter.blankenbaker@vonage.com
Media Contact: Jo Ann Tizzano 732.365.1363; joann.tizzano@vonage.com
Use of Non-GAAP Financial Measures
This press release includes measures defined as non-GAAP financial measures by the Securities and Exchange Commission, including: adjusted Operating Income Before Depreciation and Amortization (“adjusted OIBDA”), adjusted OIBDA less Capex, adjusted net income, net debt (cash) and free cash flow.
Adjusted OIBDA
Vonage uses adjusted OIBDA as a principal indicator of the operating performance of its business.
Vonage defines adjusted OIBDA as GAAP income (loss) from operations excluding depreciation and amortization, share-based expense, acquisition related costs, acquisition related consideration accounted for as compensation, change in contingent consideration, costs associated with organizational transformation, loss on sublease, loss from discontinued operation excluding income tax, depreciation from discontinued operation, and net loss attributable to noncontrolling interest.
Vonage believes that adjusted OIBDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance; of share-based expense, which is a non-cash expense that also varies from period to period; of one-time acquisition related costs, acquisition related consideration accounted for as compensation and change in contingent consideration; of one-time costs associated with organizational transformation; and of loss from discontinued operation, depreciation from discontinued operation, and net loss attributable to our noncontrolling interest, each of which relate to one time effects caused by the termination of our Brazilian joint venture.
The Company provides information relating to its adjusted OIBDA so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA are valuable indicators of the operating performance of the Company on a consolidated basis.

Adjusted OIBDA less Capex
Vonage uses adjusted OIBDA less Capex as an indicator of the operating performance of its business. The Company provides information relating to its adjusted OIBDA less Capex so that investors have the same data that the Company employs in assessing its overall operations. The Company believes that trends in its Adjusted OIBDA less Capex are valuable indicators of the operating performance of the Company on a consolidated basis because they provide our investors with insight into current performance and period-to-period performance.
Adjusted net income
Vonage defines adjusted net income, as GAAP net income (loss) excluding amortization of acquisition - related intangibles, acquisition related transaction and integration costs, acquisition related consideration accounted for as compensation, change in contingent consideration, organizational transformation, loss on sublease, and tax effect on adjusting items.
The Company believes that excluding these items will assist investors in evaluating the Company's operating performance and in better understanding its results of operations as amortization of acquisition-related intangible assets is a non-cash item, one-time acquisition related costs, acquisition related consideration accounted for as compensation, change in contingent consideration, and one-time costs associated with organizational transformation are not reflective of operating performance.
Net debt (cash)
Vonage defines net debt (cash) as the current maturities of capital lease obligations, current portion of notes payable, notes payable and indebtedness under revolving credit facility, net of current maturities and debt related costs, unamortized debt related costs, and capital lease obligations net of current maturities, less unrestricted cash and marketable securities.
Vonage uses net debt (cash) as a measure of assessing leverage, as it reflects the gross debt under the Company's credit agreements and capital leases less cash available to repay such amounts. The Company believes that net cash is also a factor that first parties consider in valuing the Company.
Free cash flow
Vonage defines free cash flow as net cash provided by operating activities minus capital expenditures, intangible assets, and acquisition and development of software assets.
Vonage considers free cash flow to be a liquidity measure that provides useful information to management about the amount of cash generated by the business that, after the acquisition of equipment and software, can be used by Vonage for debt service and strategic opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure.
The non-GAAP financial measures used by Vonage may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.
Safe Harbor Statement
This press release contains forward-looking statements, including statements about acquisitions, acquisition integration, growth priorities or plans, revenues, adjusted OIBDA, churn, seats, lines or accounts, average revenue per user, cost of telephony services, the Company’s share repurchase plan, capital expenditures, new products and related investment, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the competition we face; the expansion of competition in the unified communications market; our ability to adapt to rapid changes in the market for voice and messaging services; risks associated with the market for CPaaS products and services; our ability to retain customers and attract new customers, including in a cost effective manner; the risk associated with developing and maintaining effective internal sales teams; the risk associated with developing and maintaining effective distribution channels; risks related to the acquisition or integration of future businesses; security breaches and other compromises of information security; risks associated with sales of our UCaaS services to medium-sized and enterprise customers; our dependence on third party facilities, equipment, systems and services; system disruptions or flaws in our technology and systems; our ability to scale our business and grow efficiently; risks associated with our third-party vendor cloud infrastructure; our reliance on third party hardware and software; our dependence on third party vendors; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; our ability to obtain or maintain relevant intellectual property licenses; intellectual property and other litigation that have been and may be brought against us; failure to protect our trademarks and internally developed software; obligations and restrictions associated with data privacy; uncertainties relating to regulation of VoIP services; results of regulatory inquiries into our business practices; uncertainties regarding the regulation of CPaaS services; customer misuse of our CPaaS products; the impact of export controls and economic sanctions regulations; fraudulent use of our name or services; our ability to establish and expand strategic alliances; risks associated with operating abroad; liability under anti-corruption laws; governmental regulation and taxes in our international operations; the impact of domestic and international tax regulations on our CPaaS products and services; our dependence upon key personnel; our dependence on our customers' existing broadband connections; restrictions in our debt agreements that may limit our operating flexibility; foreign currency fluctuations; our ability to obtain additional financing if required; any reinstatement of holdbacks by our vendors; our history of net losses and ability to achieve consistent profitability in the future; and other factors that are set forth in the “Risk Factors” section and other sections of Vonage’s Annual Report on Form 10-K for the year ended December 31, 2015, in the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.
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